Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-30801, 333-83269, 333-62816, 333-66008, 333-119367, 333-124174, 333-158245, 333-177448, and 333-184840 on Form S-8 and Registration Statement No. 333 222760 on Form S-3 of our report relating to the financial statements of Faster S.p.A. dated June 19, 2018, appearing in this Current Report on Form 8-K of Sun Hydraulics Corporation.

DELOITTE & TOUCHE S.p.A.

Andrea Restelli

Partner

Bergamo, Italy

June 19, 2018